Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2015 Results
SAME-PROPERTY REVPAR INCREASED 3.6 PERCENT; ADJUSTED EBITDA ROSE 31.4 PERCENT;
ADJUSTED FFO PER DILUTED SHARE CLIMBED 30.8 PERCENT

BETHESDA, MD, APRIL 23, 2015 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2015. The Company’s results include the following:

	First Quarter
	2015	2014
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$0.7	$(2.0)
Net income (loss) per diluted share	$0.01	$(0.03)

Same-Property RevPAR(1)	$174.71	$168.57
Same-Property RevPAR growth rate	3.6%

Same-Property EBITDA(1)	$46.2	$41.7
Same-Property EBITDA growth rate	10.9%
Same-Property EBITDA Margin(1)	26.0%	24.3%

Adjusted EBITDA(1)	$38.8	$29.5
Adjusted EBITDA growth rate	31.4%

Adjusted FFO (1)	$24.4	$16.9
Adjusted FFO per diluted share(1)	$0.34	$0.26
Adjusted FFO per diluted share growth rate	30.8%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“First quarter operating results for our portfolio exceeded our outlook due to better than forecasted RevPAR growth and terrific success limiting expense increases,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Hotel industry fundamentals remain strong as demand continues to outpace tepid new supply and rates grow at a healthy pace. We increased our 2015 outlook, which remains very positive as we expect to see favorable growth trends continue throughout the year, both for our portfolio and the U.S. lodging industry.”

First Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the first quarter of 2015 increased 3.6 percent over the same period of 2014 to $174.71. Same-Property ADR grew 6.3 percent from the first quarter of 2014 to $222.54. Same-Property Occupancy decreased 2.5 percent to 78.5 percent, primarily impacted negatively by renovations in the quarter.

▪
Same-Property EBITDA: The Company’s hotels generated $46.2 million of Same-Property EBITDA for the quarter ended March 31, 2015, rising 10.9 percent compared with the same period of 2014. Same-Property Revenues increased 3.7 percent, while Same-Property Hotel Expenses rose just 1.4 percent. As a result, Same-Property EBITDA Margin for the first quarter of 2015 grew to 26.0 percent, representing an increase of 168 basis points.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $38.8 million from $29.5 million in the prior year period, an increase of $9.3 million, or 31.4 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 44.4 percent to $24.4 million from $16.9 million in the prior year period.

▪
Dividends: On March 16, 2015, the Company declared a regular quarterly cash dividend of $0.31 per share on its common shares, an increase of 35 percent from the prior quarterly dividend of $0.23 per share, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“We had a very good first quarter, especially when factoring in weather related travel disruptions that impacted the East Coast as well as the negative impact associated with several significant capital reinvestment projects planned for the quarter,” commented Mr. Bortz. “Same-Property RevPAR increased 3.6 percent, below the industry’s 7.9 percent growth, but in excess of our outlook, which drove Same-Property EBITDA growth of 10.9 percent over the prior year. Our hotels, as provided in our previous outlook for the quarter, lost 300 basis points of RevPAR growth due to the renovation projects underway in the quarter, as well as another 60 basis points from disruptive weather in the east. With the completion of numerous past, recent, ongoing and upcoming renovations and repositionings, we expect to see significant additional upside from our strategy of acquiring high-quality unique hotels located in cities with high barriers-to-entry and access to multiple demand generators, and then renovating and repositioning them for significant multi-year growth that should exceed the underlying growth in their respective markets.”

Capital Reinvestment and Asset Management

During the first quarter, the Company invested $27.1 million in capital improvements throughout its portfolio and completed several significant capital projects at a number of its West Coast properties. In March, the 117-room Hotel Vintage Plaza Portland reopened as Hotel Vintage Portland, following its dramatic $10.0 million repositioning, which commenced in early January 2015. As of April 2015, the Company substantially completed the $8.5 million renovation of Embassy Suites San Diego Bay - Downtown, and its $23.5 million renovation and 39 guest room expansion at W Los Angeles - Westwood. STK, the new leased restaurant at W Los Angeles - Westwood, is expected to open near the end of the second quarter.

During the remainder of 2015, the Company has various renovations and repositionings planned at a number of its properties, including:

▪
Radisson Hotel Fisherman’s Wharf, which has been underway since the fourth quarter of 2014, with completion, expansion to 361 guest rooms, and re-launch as Hotel Zephyr Fisherman’s Wharf expected in June of 2015;

▪	Dumont NYC, which is adding 10 new guest rooms that are expected to be completed in the third quarter of 2015;

▪
The Westin Colonnade Coral Gables, with the guest room portion of its renovation and repositioning planned to commence in the summer of 2015 and expected completion in the fourth quarter of 2015, and the public area renovation and re-launch as either an independent hotel or with a new flag to be completed near the end of the first quarter of 2016;

▪
Prescott Hotel, which will undergo a full renovation and repositioning that is planned to commence in the fourth quarter of 2015, with the hotel likely to be closed for the renovation, and then reopened under a new name in the second quarter of 2016;

▪	The Nines, a Luxury Collection Hotel, Portland, which is expected to commence a rooms renovation late in the fourth quarter of 2015, with completion planned in the first quarter of 2016.

Balance Sheet

As of March 31, 2015, the Company had $836.9 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 3.8 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated debt has a weighted-average interest rate of 3.7 percent. The Company had $300.0 million outstanding in the form of an unsecured term loan and a $100.0 million outstanding balance on its $300.0 million senior unsecured revolving credit facility. As of March 31, 2015, the Company had $42.3 million of consolidated cash, cash equivalents and restricted cash and $12.4 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”).

On March 31, 2015, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.9 times and total net debt to trailing 12-month corporate EBITDA was 4.3 times. The Company’s total debt to total gross assets ratio was 32 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 2.9 times, net debt to trailing 12-month corporate EBITDA was 3.8 times and total debt to total gross assets ratio was 30 percent.

Capital Markets

Year-to-date, Pebblebrook has completed two capital markets transactions to help maintain its strong balance sheet and prudent capital structure, including retiring some legacy mortgage debt and executing a new term loan:

▪	On March 5, 2015, the Company repaid $50.7 million of loans secured by The Nines, a Luxury Collection Hotel, Portland, which were assumed at acquisition and subject to a 7.4 percent interest rate.

▪
On April 13, 2015, the Company successfully completed a new 7-year, $100.0 million unsecured term loan facility. The new term loan matures in April 2022 and the Company effectively fixed its LIBOR rate for the entire term of the loan by entering into interest rate swap agreements, resulting in a current interest rate of 3.5 percent, based on the Company’s current leverage levels.

2015 Outlook

The Company's outlook for 2015, which has been increased due to its better than expected first quarter performance, incorporates the expected impact of the Company’s various capital investment projects and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s outlook for 2015 is as follows:

	2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss) to common shareholders	$68.1	$73.6
Net income per diluted share	$0.94	$1.01

Adjusted EBITDA	$252.7	$258.2

Adjusted FFO	$177.5	$183.0
Adjusted FFO per diluted share	$2.44	$2.52

This 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%

Same-Property RevPAR	$211	$213
Same-Property RevPAR growth rate	6.5%	7.5%

Same-Property EBITDA	$277.3	$282.8
Same-Property EBITDA Margin	32.7%	33.2%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Corporate cash general and administrative expenses	$18.0	$18.0
Corporate non-cash general and administrative expenses	$9.1	$9.1

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$100.0

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s outlook for the second quarter of 2015 is as follows:

	Second Quarter 2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$217	$221
Same-Property RevPAR growth rate	4.0%	6.0%

Same-Property EBITDA	$75.0	$77.0
Same-Property EBITDA Margin	34.7%	35.2%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Adjusted EBITDA	$68.7	$70.7

Adjusted FFO	$47.8	$49.8
Adjusted FFO per diluted share	$0.66	$0.69
Adjusted FFO per diluted share growth rate	17.9%	23.2%

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s outlook for 2015 and the second quarter of 2015 reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook incorporates all expected second quarter renovation disruption, including the negative impact associated with the ongoing renovation of the Radisson Hotel Fisherman’s Wharf, as well as disruption associated with renovations later this year at The Westin Colonnade Coral Gables, Prescott Hotel and The Nines, a Luxury Collection Hotel.

The Company’s estimates and assumptions, including the Company’s outlook for 2015 and second quarter 2015, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate includes the hotels owned as of March 31, 2015, as if they had been owned by the Company for all of 2015 and 2014, except for Hotel Vintage Portland, which is not included in the first quarter and the Prescott Hotel, which is not included in the fourth quarter. The Company’s 2015 outlook assumes no additional acquisitions beyond the hotels the Company owned as of March 31, 2015.

Institutional Investor and Security Analyst Conference

The Company will host property tours of its San Francisco hotels on Monday, September 28, 2015 and hold its Institutional Investor and Security Analyst Conference (the “Investor Conference”) on Tuesday, September 29, 2015 in San Francisco, California. The Investor Conference will be held on Tuesday, September 29, 2015 from 8:30 AM PT to 11:00 AM PT. A live audio webcast of the presentation will be available, and a replay of the presentation will be accessible through the Company’s website.

First Quarter 2015 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 24, 2015 at 9:00 AM ET. To participate in the conference call, please dial (888) 428-9480 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 6,988 guest rooms and a 49% joint venture interest in six hotels with a total of 1,777 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); New York, New York; Boston, Massachusetts; San Diego, California; Portland, Oregon; Buckhead, Georgia; Seattle, Washington; Washington, DC; Philadelphia, Pennsylvania; Miami, Florida; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 23, 2015. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,349,874	$2,343,690
Investment in joint venture	247,538	258,828
Ground lease asset, net	30,660	30,891
Cash and cash equivalents	28,656	52,883
Restricted cash	13,641	16,383
Hotel receivables (net of allowance for doubtful accounts of $145 and $139, respectively)	27,685	21,320
Deferred financing costs, net	5,724	6,246
Prepaid expenses and other assets	46,226	40,243
Total assets	$2,750,004	$2,770,484

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$100,000	$50,000
Term loan	300,000	300,000
Mortgage debt (including mortgage loan premium of $3,196 and $4,026, respectively)	440,064	493,987
Accounts payable and accrued expenses	111,283	106,828
Advance deposits	12,749	11,583
Accrued interest	2,334	2,382
Distribution payable	29,235	23,293
Total liabilities	995,665	988,073
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $350,000 at March 31, 2015 and $350,000 at December 31, 2014), 100,000,000 shares authorized; 14,000,000 shares issued and outstanding at March 31, 2015 and 14,000,000 shares issued and outstanding at December 31, 2014	140	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,735,129 issued and outstanding at March 31, 2015 and 71,553,481 issued and outstanding at December 31, 2014	717	716
Additional paid-in capital	1,862,807	1,864,739
Accumulated other comprehensive income (loss)	(4,510)	(341)
Distributions in excess of retained earnings	(106,368)	(84,163)
Total shareholders’ equity	1,752,786	1,781,091
Non-controlling interests	1,553	1,320
Total equity	1,754,339	1,782,411
Total liabilities and equity	$2,750,004	$2,770,484

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014

Revenues:
Room	$108,834	$83,569
Food and beverage	43,238	32,448
Other operating	11,363	9,695
Total revenues	$163,435	$125,712

Expenses:
Hotel operating expenses:
Room	$27,983	22,895
Food and beverage	29,393	23,810
Other direct and indirect	49,836	37,887
Total hotel operating expenses	107,212	84,592
Depreciation and amortization	21,325	15,888
Real estate taxes, personal property taxes, property insurance, and ground rent	11,280	8,308
General and administrative	7,572	6,147
Hotel acquisition costs	131	285
Total operating expenses	147,520	115,220
Operating income (loss)	15,915	10,492
Interest income	635	614
Interest expense	(8,321)	(6,075)
Equity in earnings (loss) of joint venture	(4,448)	(3,244)
Income (loss) before income taxes	3,781	1,787
Income tax (expense) benefit	3,389	2,334
Net income (loss)	7,170	4,121
Net income (loss) attributable to non-controlling interests	27	43
Net income (loss) attributable to the Company	7,143	4,078
Distributions to preferred shareholders	(6,488)	(6,081)
Net income (loss) attributable to common shareholders	$655	$(2,003)

Net income (loss) per share available to common shareholders, basic and diluted	$0.01	$(0.03)
Weighted-average number of common shares, basic	71,673,669	63,762,930
Weighted-average number of common shares, diluted	72,446,229	63,762,930

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014
Net income (loss)	$7,170	$4,121
Adjustments:
Depreciation and amortization	21,262	15,844
Depreciation and amortization from joint venture	2,158	2,211
FFO	$30,590	$22,176
Distribution to preferred shareholders	$(6,488)	$(6,081)
FFO available to common share and unit holders	$24,102	$16,095
Hotel acquisition costs	131	285
Non-cash ground rent	595	453
Amortization of Class A LTIP units	2	395
Management/franchise contract transition costs	(57)	99
Interest expense adjustment for above market loan	(830)	(538)
Capital lease adjustment	125	—
Non-cash amortization of acquired intangibles	300	84
Adjusted FFO available to common share and unit holders	$24,368	$16,873

FFO per common share - basic	$0.34	$0.25
FFO per common share - diluted	$0.33	$0.25
Adjusted FFO per common share - basic	$0.34	$0.26
Adjusted FFO per common share - diluted	$0.34	$0.26

Weighted-average number of basic common shares and units	71,910,020	64,370,921
Weighted-average number of fully diluted common shares and units	72,682,580	64,715,883

	Three months ended March 31,
	2015	2014

Net income (loss)	$7,170	$4,121
Adjustments:
Interest expense	8,321	6,075
Interest expense from joint venture	2,256	2,264
Income tax expense (benefit)	(3,389)	(2,334)
Depreciation and amortization	21,325	15,888
Depreciation and amortization from joint venture	2,158	2,211
EBITDA	$37,841	$28,225
Hotel acquisition costs	131	285
Non-cash ground rent	595	453
Amortization of Class A LTIP units	2	395
Management/franchise contract transition costs	(57)	99

Non-cash amortization of acquired intangibles	300	84
Adjusted EBITDA	$38,812	$29,541

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Revenues:
Hotel operating revenues:
Room	$12,655	$13,985
Food and beverage	1,886	1,919
Other operating	659	721
Total revenues	15,200	16,625

Expenses:
Total hotel expenses	15,194	15,343
Depreciation and amortization	2,158	2,211
Total operating expenses	17,352	17,554
Operating income (loss)	(2,152)	(929)
Interest income	—	—
Interest expense	(2,256)	(2,264)
Other	(40)	(51)
Equity in earnings of joint venture	$(4,448)	$(3,244)

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(7,581)
Net Debt		217,819
Restricted cash		(4,865)
Net Debt less restricted cash		$212,954

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended March 31,
	2015	2014
Total Portfolio
Same-Property Occupancy	78.5%	80.5%
Increase/(Decrease)	(2.5%)
Same-Property ADR	$222.54	$209.42
Increase/(Decrease)	6.3%
Same-Property RevPAR	$174.71	$168.57
Increase/(Decrease)	3.6%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned or had an ownership interest in as of March 31, 2015, except for Hotel Vintage Portland in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended March 31,
	2015	2014
Total Portfolio
Same-Property Occupancy	78.2%	80.1%
Increase/(Decrease)	(2.3%)
Same-Property ADR	$225.54	$208.90
Increase/(Decrease)	8.0%
Same-Property RevPAR	$176.40	$167.29
Increase/(Decrease)	5.4%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned or had an ownership interest in as of March 31, 2015, except for Hotel Vintage Portland in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended March 31,
	2015	2014
Total Portfolio
Same-Property Occupancy	80.8%	83.7%
Increase/(Decrease)	(3.5%)
Same-Property ADR	$199.80	$213.34
Increase/(Decrease)	(6.4%)
Same-Property RevPAR	$161.48	$178.66
Increase/(Decrease)	(9.6%)

Notes:

This schedule of hotel results for the three months ended March 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands, except per room data)
(Unaudited)

	Three months ended March 31,
	2015	2014

Same-Property Revenues:
Rooms	$121,117	$116,674
Food and beverage	44,882	42,516
Other	12,049	12,447
Total hotel revenues	178,048	171,637

Same-Property Expenses:
Rooms	$33,634	$33,946
Food and beverage	30,600	31,275
Other direct	3,045	4,003
General and administrative	17,986	16,014
Sales and marketing	15,528	14,032
Management fees	5,272	5,196
Property operations and maintenance	6,184	6,125
Energy and utilities	5,362	5,712
Property taxes	9,068	8,461
Other fixed expenses	5,129	5,176
Total hotel expenses	131,808	129,940

Same-Property EBITDA	$46,240	$41,697

Same-Property EBITDA Margin	26.0%	24.3%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned or had an ownership interest in as of March 31, 2015, except for Hotel Vintage Portland in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014

Same-Property Revenues:
Rooms	$108,462	$102,689
Food and beverage	42,997	40,597
Other	11,389	11,726
Total hotel revenues	162,848	155,012

Same-Property Expenses:
Rooms	$27,829	$28,009
Food and beverage	29,081	29,524
Other direct	2,995	3,887
General and administrative	15,882	14,008
Sales and marketing	14,067	12,764
Management fees	4,851	4,678
Property operations and maintenance	5,256	5,280
Energy and utilities	4,670	4,805
Property taxes	6,973	6,592
Other fixed expenses	5,010	5,051
Total hotel expenses	116,614	114,598

Same-Property EBITDA	$46,234	$40,414

Same-Property EBITDA Margin	28.4%	26.1%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2015, except for Hotel Vintage Portland in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Same-Property Revenues:
Rooms	$12,655	$13,985
Food and beverage	1,886	1,919
Other	659	721
Total hotel revenues	15,200	16,625

Same-Property Expenses:
Rooms	$5,805	$5,938
Food and beverage	1,519	1,751
Other direct	50	114
General and administrative	2,104	2,007
Sales and marketing	1,461	1,268
Management fees	421	518
Property operations and maintenance	928	846
Energy and utilities	692	907
Property taxes	2,095	1,869
Other fixed expenses	119	125
Total hotel expenses	15,194	15,343

Same-Property EBITDA	$6	$1,282

Same-Property EBITDA Margin	0.0%	7.7%

Notes:

This schedule of hotel results for the three months ended March 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hotel Hollywood	X	X	X	X
Hotel Modera	X	X	X	X
Radisson Hotel Fisherman's Wharf	X	X	X	X
Prescott Hotel	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
The Westin Colonnade Coral Gables	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Nashville Hotel, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or has an ownership interest in, as of March 31, 2015, except for Hotel Vintage Portland, which was closed during the first quarter of 2015 for renovation. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2015 Outlook include all of the hotels the Company owned, or has an ownership interest in, as of March 31, 2015, except for Hotel Vintage Portland in the first quarter because it was closed during the first quarter of 2015 for renovation, and Prescott Hotel in the fourth quarter because it is anticipated that it will be closed during the fourth quarter of 2015.

The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2015 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	88%	90%	82%	85%
ADR	$209	$238	$248	$237	$233
RevPAR	$168	$209	$222	$193	$198

Hotel Revenues	$170.0	$208.7	$218.1	$200.1	$800.9
Hotel EBITDA	$42.0	$70.3	$77.9	$63.5	$253.7
Hotel EBITA Margin	24.1%	33.7%	35.7%	31.8%	31.7%

	First Quarter 2015

Occupancy	78%
ADR	$222
RevPAR	$174

Hotel Revenues	$178.7
Hotel EBITDA	$45.9
Hotel EBITA Margin	25.7%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned or had an ownership interest in as of March 31, 2015. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	87%	89%	80%	84%
ADR	$208	$230	$242	$224	$227
RevPAR	$167	$201	$217	$181	$191

Hotel Revenues	$157.4	$184.2	$194.7	$173.7	$710.0
Hotel EBITDA	$40.7	$61.5	$69.8	$53.3	$225.3
Hotel EBITA Margin	25.9%	33.4%	35.9%	30.7%	31.7%

	First Quarter 2015

Occupancy	78%
ADR	$225
RevPAR	$176

Hotel Revenues	$163.5
Hotel EBITDA	$45.9
Hotel EBITA Margin	28.1%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2015, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	84%	92%	92%	91%	90%
ADR	$213	$298	$288	$324	$282
RevPAR	$179	$275	$266	$293	$254

Hotel Revenues	$16.6	$24.5	$23.4	$26.4	$90.9
Hotel EBITDA	$1.3	$8.8	$8.1	$10.3	$28.5
Hotel EBITA Margin	7.7%	35.9%	34.4%	39.1%	31.3%

	First Quarter 2015

Occupancy	81%
ADR	$200
RevPAR	$161

Hotel Revenues	$15.2
Hotel EBITDA	$0.0
Hotel EBITA Margin	0.0%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.